 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On July 6, 2016, the Centers for Medicare & Medicaid Services (CMS) posted the proposed rules for the 2017 Medicare Hospital Outpatient Prospective Payment System, establishing a proposed Medicare hospital outpatient rate for calendar year 2017 of approximately $150,000 for Argus II and the associated surgical implantation procedure. After hearing comments from various stakeholders, including hospitals providing the service, learning more about the Argus II procedure, and reviewing the 2015 hospital claims data, CMS has proposed reassigning CPT 0100T from APC 1599, with a 2016 Medicare payment rate of $95,000, and creating a New Technology APC 1906 with a proposed CY2017 payment rate of approximately $150,000. The proposed hospital outpatient APC rate would include both the Argus II, reported with HCPCS code C1841, and the surgical implantation procedure, reported with CPT code 0100T.

This proposed rule affects Medicare payment to the hospitals that are paid under the Medicare Outpatient Prospective Payment System and Ambulatory Surgical Center (ASC) Payment System. It does not directly alter payment from Medicare Advantage, private U.S. health insurance and non-U.S. business. This is a proposed rule published for public comment. No assurance can be made that the final rule will not differ substantially from the proposed rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller

By: Thomas B. Miller

Chief Financial Officer